Exhibit 10.2

April 20, 2016

Via e-mail and hand delivery: cschneider63@me.com

Charles (“Chip”) Schneider

2940 Virginia Street

Houston, Texas 77098

Re: Revised Employment Letter

Dear Chip,

Pursuant to the approval of the Board of Directors on March 1 0, 2016, and effective March 30, 2016, this letter amends the terms and conditions of your employment as set forth in that certain employment letter of November 23, 2015 (herein sometimes referred to as the “Offer”). Except as set forth herein, the terms and conditions of the Offer shall remain in full force. The Offer is hereby amended as set forth below:

On page 2 of the Offer, the paragraph that states “We are also providing you with the exit economics related to your later departure from the Company under standard exit scenarios. Should the Company terminate your employment without “Cause” at any time or should you terminate your employment for “Good Reason” within two years following a “Change in Control”, each of these terms as defined in the Annex I to this letter (attached to this letter and incorporated by reference), the Company shall pay you the following severance benefits, in exchange for your execution and delivery of our standard release:

•	One and one-half years of annual base salary and target bonus at target, paid as a lump sum

•	Benefits coverage under COBRA for a period of up to twelve (12) months. Such coverage shall be included in and part of your maximum COBRA entitlement, and you will be responsible for the employee’s portion of premiums; and

•	$20,000 in outplacement services at a provider of your choosing”

is hereby deleted in its entirety, and the following paragraph is substituted in lieu thereof:

Should the Company terminate your employment without “Cause” at any time or should you terminate your employment for “Good Reason” within two years following a “Change in Control”, each of these terms as defined in the Annex I to this letter (attached to this letter and incorporated by reference), the Company shall pay you the following severance benefits, in exchange for your execution and delivery of our standard release, provided that the timing for such payments shall comply with Section 409A of the Internal Revenue Code:

•	One and one-half years of annual base salary and target bonus at target, paid as a lump sum

•	All unvested restricted stock awards, restricted stock unit awards, and stock options issued to you prior to the Change of Control, shall immediately vest and no longer be subject to forfeiture.

Charles (“Chip”) Schneider

April 20, 2016

•	Benefits coverage under COBRA for a period of up to twelve (12) months. Such coverage shall be included in and part of your maximum COBRA entitlement, and you will be responsible for the employee’s portion of premiums; and

•	$20,000 in outplacement services at a provider of your choosing

•	We will not gross up any amounts for parachute payments under Sections 280G or 4999 of the Internal Revenue Code.

•	All payments of incentive compensation made to you are subject to recoupment under the Company’s Clawback Policy or as required by law.

***

Please signify your acceptance of the terms set forth herein by signing both copies of this letter and returning one signed original to the undersigned.

RigNet, Inc.

/s/ Marty L. Jimmerson
Marty L. Jimmerson
Interim CEO and President

Accepted and agreed this 22 day of April, 2015

/s/ Charles (“Chip”) Schneider
Charles (“Chip”) Schneider